Exhibit 99.1

DRAKE ENTERPRISES, INC.
Financial Statements
June 30, 2014 (Unaudited) and December 30, 2013
(With Independent Auditors' Report Thereon)

REPORT OF INDEPENDENT AUDITORS

To the Stockholder
Drake Enterprises Inc.
Report on Financial Statements
We have audited the accompanying financial statements of Drake Enterprises Inc., which comprise the balance sheet as of December 30, 2013 and the related statements of income, stockholder's equity, and cash flows for the fiscal year then ended, and the related notes to the financial statements.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Drake Enterprises Inc. as of December 30, 2013 and the results of its operations and its cash flows for the fiscal year then ended with accounting principles generally accepted in the United States of America.
/s/ Moss Adams LLP
Portland, Oregon
July 17, 2014

DRAKE ENTERPRISES, INC.
Condensed Statements of Income

	26 Weeks Ended June 30, 2014	Fiscal Year Ended December 30, 2013
	(unaudited)
Restaurant sales, net	$2,490,435	$4,984,398

Costs and Expenses
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of food and packaging	934,792	1,839,484
Compensation and benefits	518,879	1,068,382
Franchise royalties	124,565	248,047
Advertising and related costs	218,549	438,687
Occupancy	196,270	375,927
Other operating expenses	131,503	280,301
Total restaurant operating costs	2,124,558	4,250,828

Owner and supervisor compensation and benefits	89,418	200,828
General and administrative costs	50,039	79,087
Depreciation and amortization	70,520	133,677
Total costs and expenses	2,334,535	4,664,420
Operating Income	155,900	319,978
Interest expense	5,214	16,126
Net Income	$150,686	$303,852
 See accompanying notes.

DRAKE ENTERPRISES, INC.
Condensed Balance Sheets

	June 30, 2014	December 30, 2013
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$321,753	$328,612
Inventories	42,138	46,124
Prepaid expenses and other current assets	54,205	51,736
Total current assets	418,096	426,472
Property and equipment, net	349,725	385,317
Intangible assets, net of accumulated amortization of $156,466	24,289	28,897
Total assets	$792,110	$840,686

Liabilities and Equity
Current Liabilities
Accounts payable	$105,821	$128,877
Accrued expenses	70,257	69,466
Current maturities of long-term debt	36,836	82,750
Total current liabilities	212,914	281,093
Asset retirement obligations	78,458	75,793
Long-term debt	121,663	120,358
Total liabilities	413,035	477,244

Equity
Common stock (no par value, 1,000,000 shares authorized, 1,000 shares issued and outstanding)	1,000	1,000
Retained earnings	378,075	362,442
Total equity	379,075	363,442
Total liabilities and equity	$792,110	$840,686
 See accompanying notes.

DRAKE ENTERPRISES, INC.
Condensed Statements of Stockholder's Equity

	COMMON STOCK	RETAINED EARNINGS	TOTAL
BALANCE, December 31, 2012	$1,000	$266,422	$267,422
Net income	—	303,852	303,852
Distributions paid	—	(207,832)	(207,832)
BALANCE, December 30, 2013	$1,000	$362,442	$363,442
Net income (unaudited)	—	150,686	150,686
Distributions paid (unaudited)	—	(135,053)	(135,053)
BALANCE, June 30, 2014 (unaudited)	$1,000	$378,075	$379,075

 See accompanying notes.

DRAKE ENTERPRISES, INC.
Condensed Statements of Cash Flows

	26 Weeks Ended June 30, 2014	Fiscal Year Ended December 30, 2013
	(unaudited)
Cash Flows from Operating Activities
Net income	$150,686	$303,852
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	70,520	133,677
Gain on disposition of fixed assets	(9,753)	—
Accretion expense of asset retirement obligation	2,665	5,019
Change in current assets and liabilities:
Inventories	3,986	(1,783)
Prepaid expenses and other current assets	(2,469)	(1,330)
Accounts payable	(23,056)	7,513
Accrued expenses	791	12,909
Net cash from operating activities	193,370	459,857

Cash Flows from Investing Activities
Purchase of property and equipment	(11,815)	(23,873)
Proceeds from disposition of fixed assets	22,080	—
Net cash from investing activities	10,265	(23,873)

Cash Flows from Financing Activities
Payments on long-term debt	(75,441)	(129,339)
Issuance of long-term debt	—	22,243
Distributions paid	(135,053)	(207,832)
Net cash from financing activities	(210,494)	(314,928)

Net increase (decrease) in cash	(6,859)	121,056
Cash and Cash Equivalents, beginning of year	328,612	207,556
Cash and Cash Equivalents, end of period	$321,753	$328,612

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for interest	$5,214	$16,126

Noncash Supplemental Disclosures of Investing and Financing Activities
Acquisition of property and equipment with long-term debt	$30,832	$146,835
See accompanying notes.

Note 1—Summary of Significant Accounting Policies
Drake Enterprises, Inc. ("the Company") was organized in Minnesota in October 1999 and operates nine Papa Murphy's Take and Bake Pizza stores in Minnesota. The Company is wholly-owned by one stockholder.
Fiscal year - To match its operating cycle, the Company uses a 52 or 53 week fiscal year, ending on the Monday nearest to December 31. The period ended June 30, 2014 was a 26 week period. Fiscal year 2013 was a 52 week year.
Cash and Cash Equivalents - Cash equivalents include liquid investments with remaining maturities of three months or less when purchased.
Inventories - Inventories consist primarily of food and packaging supplies used in the restaurant and are stated at the lower of first-in, first-out (FIFO) cost or market
Property and Equipment - Property and equipment are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, which range from five to ten years. Leasehold improvements are amortized using the straight-line method over the shorter of the useful lives of the assets or the related lease term, including renewal options to the extent renewals are reasonably assured. Maintenance and repairs are charged to expense as incurred; expenditures for additions, improvements, and replacements are capitalized. Upon disposal of property and equipment subject to depreciation, the accounts are relieved of the related costs and accumulated depreciation and resulting gains and losses are reflected in the statement of income. The Company reviews the carrying value of property and equipment for impairment whenever events or changes in circumstances indicate the carrying amounts may not be recoverable.
The Company recognized no impairment of property and equipment assets for the 26 weeks ended June 30, 2014 and the fiscal year ended December 30, 2013.
Intangible Assets - The Company's intangible assets consist of franchise rights from Papa Murphy's International LLC. Franchise rights are amortized on a straight-line basis over the related franchise agreement term, which ranges from 5 to 10 years. The Company reviews the carrying value of intangible assets for impairment whenever events or changes in circumstances indicate the carrying amounts may not be recoverable.
The Company recognized no impairment of intangible assets for the 26 weeks ended June 30, 2014 and the fiscal year ended December 30, 2013.
Amortization expense for the 26 weeks ended June 30, 2014 and the year ended December 30, 2013 were $4,608 and $9,423, respectively. The estimated future amortization expense of amortizable intangible assets for the 12-month periods following June 30, 2014 is as follows (unaudited):

2015	$6,585
2016	5,649
2017	3,956
2018	3,360
2019	3,050
Thereafter	1,689
$24,289
The weighted average amortization period for the intangible assets is approximately 5 years.
Revenue Recognition - Retail sales from restaurants· are recognized as revenues when the product is purchased by the customer.
Income Taxes - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholder is liable for individual federal and state income taxes on their respective shares of the Company's taxable income. Recognition of uncertain tax positions is based on a more likely than not threshold that the tax position will be sustained upon audit The tax position is measured as the largest amount of benefit that has a greater than fifty percent probability of being realized upon settlement As of June 30, 2014, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.
Distributions to Stockholder - The Company customarily makes payment on a regular basis to the stockholder to pay estimated personal federal and state income tax liabilities generated by the operations of the Company, which is accounted for as distributions. The stockholder also receives other distributions from time to time.

Asset Retirement Obligations (ARO) - AROs are primarily associated with leasehold improvements which, at the end of a lease, the Company is obligated to remove in order to comply with the lease agreement. At the inception of a lease with such conditions, the Company records an ARO liability and a corresponding capital asset in an amount equal to the estimated fair value of the obligation. Fair value is estimated based on a number of assumptions requiring management's judgment, including restaurant closing costs, cost inflation rates, and discount rates in effect at the time the lease is signed. Over time the obligation is accreted to its projected future value and upon satisfaction of the ARO conditions, any difference between the recorded ARO liability and the actual retirement costs incurred is recognized as an operating gain or loss in the statement of income. As of June 30, 2014, and December 30, 2013 the Company has recorded an ARO liability of $78,458 and $75,793, respectively.
Advertising - Advertising costs are expensed as incurred. For the 26 weeks ended June 30, 2014 and the fiscal year ended December 30, 2013, advertising costs were $218,549 and $438,687, respectively.
Rent expense - Rent expense for the Company's leases, which generally have escalating rental payments over the term of the lease, is recorded on a straight-line basis over the lease term. The lease term includes renewal options that are reasonably expected of being exercised and begins when the Company has control and possession of the leased property, which is typically before rental payments are due under the lease. The difference between the rent expense and rent paid is recorded as deferred rent as a component of accrued expenses. Rent expense is included in store occupancy.
Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the Company's financial statements and accompanying notes. Actual results may differ from those estimates.
Note 2—Property and Equipment
Property and equipment are comprised of the following:

	June 30, 2014	December 30, 2013
	(unaudited)
Leasehold improvements	$611,716	$611,716
Restaurant equipment and fixtures	1,189,708	1,169,693
	1,801,424	1,781,409
Less accumulated depreciation	1,451,699	1,396,092
Total	$349,725	$385,317
Depreciation expense was $65,912 and $124,254 for the 26 weeks ended June 30, 2014 and the fiscal year ended December 30, 2013, respectively.
Note 3—Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets are comprised of the following:

	June 30, 2014	December 30, 2013
	(unaudited)
Prepaid insurance and other	$10,128	$6,260
Prepaid rent	29,077	30,476
Prepaid franchise fee	15,000	15,000
Total	$54,205	$51,736

Note 4—Accrued Expenses
Accrued expenses are comprised of the following:

	June 30, 2014	December 30, 2013
	(unaudited)
Deferred rent	$48,540	$44,580
Accrued compensation and benefits	21,717	24,329
Sales taxes and other	—	557
	$70,257	$69,466
Note 5—Long-term Debt
Long-term debt is comprised of the following:

	June 30, 2014	December 30, 2013
	(unaudited)
Notes payable to First Franchise Capital, collateralized by primarily all assets of Company:
Maturing 2018, interest rate 5.3%	$113,913	$127,746
Maturing 2014, interest rate 7.8%	—	46,579
Vehicle loans, maturing between 2016 and 2019, bearing interest at rates ranging from 3.0% to 3.9%, collateralized by associated vehicles	44,586	28,783
Total long-term debt	158,499	203,108
Less current portion	(36,836)	(82,750)
Total long-term debt, net of current portion	$121,663	$120,358
 Maturities on long-term debt for the 12-month periods following June 30, 2014 consist of the following (unaudited):

2015	$36,836
2016	39,085
2017	41,085
2018	31,299
2019	5,470
Thereafter	4,724
$158,499
Note 6—Commitments and Contingencies
As of June 30, 2014, the Company leased nine store locations under operating leases that expire between 2015 and 2025. Future minimum payments for the 12-month periods following June 30, 2014 under these non-cancelable leases are as follows (unaudited):

2015	$206,477
2016	195,973
2017	183,052
2018	187,432
2019	147,474
Thereafter	432,895
$1,353,303
Rent expense totaled $184,357 and $366,909 for the 26 weeks ended June 30, 2014 and the fiscal year ended December 30,2013, respectively.

Note 7—Subsequent Events
Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company's financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are issued.
The Company has evaluated subsequent events through July 17, 2014, which is the date the financial statements were available to be issued.
During July 2014, it became probable that the Company would sell substantially all of the assets of the Company to Papa Murphy's Company Stores, Inc., the parent entity of Papa Murphy's International, LLC, the Franchisor.